Exhibit 23.13

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the  Registration Statements on Form S-3 (Nos. 333-172826, 333-180154 and 333-184191) and in the  Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of Vista Gold Corp. (the "Company") of our report dated March 12, 2012 relating to the financial statements for the year ended December 31, 2011, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Vancouver, BC

March 17, 2014